UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Company As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 9, 2010, Medical Staffing Network Holdings, Inc. (the “Company”) and all of its wholly-owned subsidiaries, including Medical Staffing Network, Inc. and Medical Staffing Holdings, LLC, entered into a Restructuring Support Agreement (the “RSA”) with General Electric Capital Corporation (“GECC”), as administrative agent, with all of the first lien lenders (the “First Lien Lenders”) under the Company’s Amended and Restated Credit Agreement dated March 12, 2009 (the “First Lien Credit Agreement”) and with 95% of the second lien lenders (the “Second Lien Lenders,” and collectively with the First Lien Lenders, the “Lenders”) under the Company’s Amended and Restated Second Lien Credit Agreement, dated March 12, 2009 (the “Second Lien Credit Agreement”). The RSA lays out the broad terms of an agreed-upon financial restructuring of the Company’s debt and equity (including its common stock) and sets forth the agreement of the Company and the Lenders to complete the restructuring, as more particularly set forth in the RSA.

Under the RSA, and subject to the terms and conditions contained therein:

•

The Company will file a voluntary petition for bankruptcy protection under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), which filing is expected to be made on or before June 28, 2010;

•

An entity to be organized and owned by the First Lien Lenders will enter into an Asset Purchase Agreement (“APA”) with the Company to acquire substantially all of the assets and business of the Company in a sale to take place under Section 363 of the Bankruptcy Code, with the First Lien Lenders using their first lien debt as consideration for the purchase, all subject to bidding procedures and “stalking horse” provisions (to be included in the APA) that will be subject to approval by the Bankruptcy Court;

•

GECC, as agent, and the First Lien Lenders, have agreed to provide the Company with a $15 million debtor-in-possession credit facility (the “DIP Facility”), which will be used to meet the Company’s working capital requirements and pay the costs associated with the restructuring (the terms of which are set forth in a DIP Facility term sheet attached to the RSA);

•

The Second Lien Lenders have agreed to consent to the terms of the sale of the Company’s assets and business to the First Lien Lenders and, subject to the terms and conditions of the RSA, not to object to such sale transaction.

While certain terms of the restructuring are set forth in the RSA, it is anticipated that the definitive terms of the restructuring will be more completely documented in the APA and in a definitive credit agreement providing for the DIP Facility, which definitive agreements are expected to be entered into between the effective date of the RSA and the date on which the Company files its voluntary petition under Chapter 11. Further, the RSA provides a number of grounds on which the RSA may be terminated, in which event GECC and the Lenders will no longer be obligated to support the restructuring of the Company’s indebtedness, to provide the DIP Facility, or to proceed with the acquisition transaction. Finally, the sale of the Company’s assets and business to the First Lien Lenders pursuant to the APA and the terms of the DIP Facility will be subject to approval by the Bankruptcy Court. While the Company expects the restructuring to be completed in accordance with the terms of the RSA, there can be no assurance that the definitive agreements referred to above will be entered into or that the restructuring will be successfully completed.

A copy of the RSA is Exhibit 10.1 and a copy of the DIP Facility term sheet is Exhibit 10.2 to this Form 8-K, and the terms of the RSA and the DIP Facility term sheet are incorporated by reference into this Form 8-K. The above descriptions of the RSA and the DIP Facility term sheet are qualified in their entirety by reference to such documents.

Item 8.01	Other Events

Following the sale of the Company’s assets to the First Lien Lenders pursuant to the APA and the completion of the Company’s Chapter 11 proceeding, it is not anticipated that any value will be available for distribution to the holders of the Company’s common stock. In that regard, simultaneously with or shortly after the filing of the Chapter 11 petition, the Company intends to seek Bankruptcy Court approval to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended. The Company believes that it is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock. Upon the filing of the Form 15, the Company’s obligation to file reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. Further, the Company intends to delist its common stock from the OTCQX immediately following the filing of the Form 15. In that event, the Company expects, but cannot guarantee, that its common stock will continue to be quoted thereafter on the pink sheets, and there can also be no assurance that any brokerage firms will continue to make a market in the Company’s common stock following the deregistration and delisting of the common stock.

Item 9.01	Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit 10.1	Restructuring Support Agreement, dated June 9, 2010

Exhibit 10.2	DIP Facility Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little President and Chief Financial Officer

Dated: June 14, 2010

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Restructuring Support Agreement, dated June 9, 2010

Exhibit 10.2	DIP Facility Term Sheet

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